EXHIBIT 5.1

Thompson Hine LLP
2000 Courthouse Plaza, N.E.
10 West Second Street
Dayton, OH 45402
(937) 443-6600

June 24, 2005

TBC Corporation
7111 Fairway Drive, Suite 201
Palm Beach Gardens, Florida 33418

Ladies and Gentlemen:

We have acted as counsel to TBC Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (333-48802) being filed with the Securities and Exchange Commission, with respect to the Company’s adoption of the Registration Statement as successor issuer to TBC Private Brands, Inc., formerly named TBC Corporation (the “Predecessor”), pursuant to Rule 414 of the Securities Act of 1933, as amended. The Registration Statement covers shares of Common Stock of the Company that may be issued by the Company under the Predecessor’s 2000 Stock Option Plan (the “Plan”), which Plan has been adopted and assumed by the Company.

Please be advised that we have examined such proceedings and records of the Company, and have made investigation of such other matters, as in our judgment permit us to render an informed opinion on the matters set forth herein.

Based upon the foregoing, it is our opinion that the shares of Common Stock of the Company offered under the Plan have been duly authorized and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

This opinion is limited in all respects to the Delaware General Corporation Law, and no opinion is expressed with respect to the laws of any other jurisdiction or effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein.

We consent to the use of this opinion as an exhibit to the Company’s Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 with respect to the Plan.

Very truly yours,

/s/ Thompson Hine LLP

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